Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Moosa E. Moosa    Jane Miller
Chief Financial Officer   Corporate Relations Manager
(603) 595-7000    (603) 594-8585 ext. 3346

PRESSTEK APPOINTS JOHN W. DREYER CHAIRMAN OF THE BOARD

Hudson, NH—June 13, 2006—Presstek, Inc. (Nasdaq: PRST), a leading provider of digital imaging solutions for the graphic arts and laser imaging markets, today announced that John W. Dreyer has been appointed Chairman of Presstek’s Board of Directors. As Chairman, Mr. Dreyer will work in partnership with the Company’s Chief Executive Officer and other Board members to focus the company’s strategic direction and maximize shareholder value.

Mr. Dreyer served as Presstek’s Lead Director since March of 2005 and has been a member of Presstek’s Board of Directors since 1996. Mr. Dreyer has extensive expertise within the printing and graphic arts industries. He retired as chief executive officer and chairman of the board of the Pitman Company, one of the largest graphic arts and image suppliers in the United States, in December 2000.

“I am delighted to be able to lead Presstek’s Board of Directors at this very exciting time in the company’s history,” said Dreyer. “Presstek has transformed itself into a vibrant and growing organization over the past couple of years, and I am looking forward to being able to continue to contribute to the company’s success.”

Presstek’s President and Chief Executive Officer Edward J. Marino said, “It has been a pleasure to have worked with John on Presstek’s board of directors since I joined the company in 1999. His vast industry experience and solid business acumen have contributed significantly to Presstek’s success. I look forward to his continued counsel and insight which have been, and will continue to be, invaluable.”

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of environmentally responsible high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary Precision Lithograining Corporation is a manufacturer of high quality digital and conventional printing plate products, including Presstek’s award-winning, chemistry-free Anthem plate. Presstek subsidiary Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications.

For more information on Presstek, visit www.presstek.com, call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations of the contributions of Mr. Dreyer as Chairman of the Board of Directors, the future growth and profitability of the company and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, Mr. Dreyer’s willingness and ability to play a central role as Chairman of Presstek’s Board of Directors, market acceptance of and demand for the company's products and resulting revenues and the impact of general market factors in the print industry generally and the economy as a whole; and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

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